                                                                 EXHIBIT 10.4

                               OPTION CERTIFICATE
                          (NON-QUALIFIED STOCK OPTION)


         THIS IS TO CERTIFY that Aames Financial Corporation, a Delaware corporation (the "Company"), has granted to the employee named below (the "Executive") a non-qualified stock option (the "Option") to purchase shares of the Corporation's Common Stock, par value $0.001 per share (the "Shares"), as follows:


Name of Executive:         Cary H. Thompson

Address of Executive:      c/o Aames Financial Corporation
                           3731 Wilshire Boulevard, 10th Floor
                           Los Angeles, California 90010

Number of Shares:          447,300

Option Exercise Price:     $30.00 per share

Option Expiration Date:    March 10, 2006

         EXERCISE SCHEDULE: The Option shall become exercisable ("vest") as follows: with respect to 89,460 Shares underlying the Option, the Option shall become immediately exercisable; with respect to an additional 89,460 Shares underlying the Option, the Option shall become exercisable on March 11, 1997; with respect to an additional 89,460 Shares underlying the Option, the Option shall become exercisable on March 11, 1998; with respect to an additional 89,460 Shares underlying the Option, the Option shall become exercisable on March 11, 1999; and with respect to an additional 89,460 Shares underlying the Option, the Option shall become exercisable on March 11, 2000 (each a "VESTING DATE"); provided, however, this Option shall not be exercisable in any tax year of the Company, to the extent that the deduction of any portion of the compensation paid to Executive during such year would be limited by section 162(m) of the Internal Revenue Code of 1986 as in effect as of June 21, 1996.

         SUMMARY OF OTHER TERMS: This Option is defined in the Stock Option Agreement (Non-Qualified Option) (the "Option Agreement") which is attached to this Option Certificate (the "Certificate") as Annex I. This Certificate summarizes certain of the provisions of the Option Agreement for your information, but is not complete. Your rights are governed by the Option Agreement, not by this Summary. The Company strongly suggests that you carefully review the full Option Agreement prior to signing this Certificate or exercising the Option.

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         Among the terms of the Option Agreement are the following:

         TERMINATION OF EMPLOYMENT: While the Option terminates on the Option Expiration Date, it may terminate earlier if you cease to be employed by the Company. In addition, in certain cases, vesting of all or a portion of your Option may accelerate depending upon the circumstances of your termination of employment with the Company. See Paragraph 5 of the Option Agreement.

         TRANSFER: The Option is personal to you, and cannot be sold, transferred, assigned or otherwise disposed of to any other person, except (i) on your death, and (ii) without payment of consideration, to immediate family members of the Option Holder or to trusts or partnerships for such family members or persons who, at the time of such transfer, are current or former officers of the Company. (All persons or entities described in this clause (ii) are hereinafter referred to as "Permitted Transferees"). All Permitted Transferees are subject to the same terms as the Option Holder. See Paragraph 14(d) of the Option Agreement.

         EXERCISE: You can exercise the Option (once it is exercisable), in whole or in part, by delivering to the Company a Notice of Exercise identical to Exhibit "A" attached to the Option Agreement, accompanied by payment of the Exercise Price for the Shares to be purchased. The Company will then issue a certificate to you for the Shares you have purchased. You are under no obligation to exercise the Option. See Paragraph 4 of the Option Agreement.

         ANTI-DILUTION PROVISIONS: The Option contains provisions which adjust your Option to reflect stock splits, stock dividends, mergers and other major corporate reorganizations which would change the nature of the Shares underlying your Option. See Paragraph 7 of the Option Agreement.

         WITHHOLDING: The Company may require you to make any arrangements necessary to insure the proper withholding of any amount of tax, if any, required to be withheld by the Company as a result of the exercise of the Option. See Paragraph 12 of the Option Agreement.

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                                    AGREEMENT


         Aames Financial Corporation, a Delaware corporation (the "COMPANY"), and the above-named person (the "OPTIONEE") each hereby agrees to be bound by all of the terms and conditions of the Stock Option Agreement (Non-Qualified Stock Option) which is attached hereto as Annex I and incorporated herein by this reference as if set forth in full in this document.


DATED: June 21, 1996
       ______________

                                   AAMES FINANCIAL CORPORATION



                                   By: /s/ Gary K. Judis
                                       ________________________________

                                   Its: Chairman of the Board and
                                        _______________________________

                                        Chief Executive Officer
                                        _______________________________



                                   OPTIONEE AND EXECUTIVE


                                   /s/ Cary H. Thompson
                                   ___________________________________
                                   (Signature)


                                   Cary H. Thompson
                                   ___________________________________
                                   (Please print your name
                                   exactly as you wish it to
                                   appear on any stock
                                   certificates issued to you
                                   upon exercise of the
                                   Option)

                             STOCK OPTION AGREEMENT
                          (NON-QUALIFIED STOCK OPTION)


                  This Stock Option Agreement (this "Option Agreement") is made and entered into on the execution date of the Option Certificate to which it is attached (the "Certificate"), by and between Aames Financial Corporation, a Delaware corporation (the "Company"), and Cary Thompson (the "Executive").

                  In connection with the options granted pursuant to that certain amended and restated employment agreement between Cary Thompson and the Company entered into as of June 21, 1996 (the "Employment Agreement"), the Compensation Committee (the "Committee") of the Board of Directors of the Company (the "Board") has authorized the grant to Executive of a Non-Qualified Stock Option to purchase shares of the Company's Common Stock, par value $0.001 per share (the "Common Stock"), upon the terms and subject to the conditions set forth in this Option Agreement.

         The Company and Executive agree as follows:

         1.       GRANT OF OPTION.

                  The Company hereby grants to Executive the right and option (the "Option"), upon the terms and subject to the conditions set forth in this Option Agreement, to purchase all or any portion of that number of shares of the Common Stock (the "Shares") set forth in the Certificate, at the Option exercise price set forth in the Certificate (the "Exercise Price").

         2.       TERM OF OPTION.

                  The Option shall terminate and expire on the Option Expiration Date set forth in the Certificate, unless sooner terminated as provided herein.

         3.       EXERCISE PERIOD.

                  (a) Subject to the provisions of Paragraphs 3(b) and 5 of this Option Agreement, the Option shall become exer cisable (in whole or in part) upon and after the dates set forth under the caption "Exercise Schedule" in the Certificate; provided, however, this Option shall not be exercisable in any tax year of the Company, to the extent that the deduction of any portion of the compensation paid to the Option Holder during such year would be limited by section 162(m) of the Internal Revenue Code of 1986 as in effect as of the date of this Agreement. The installments shall be cumulative; i.e., the Option may be exercised, as to any or all Shares covered by an installment, at any time or times after the installment first becomes exercisable and until the expiration or termination of the Option.

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                  (b) Notwithstanding anything to the contrary con tained in this Option Agreement, the Option may not be exercised, in whole or in part, unless and until any then-applicable requirements of all state and federal laws and regulatory agencies shall have been fully complied with to the satisfaction of the Company and its counsel.

         4.       EXERCISE OF OPTION.

                  There is no obligation to exercise the Option, in whole or in part. The Option may be exercised, in whole or in part, only by delivery to the Company of:

                  (a) written notice of exercise in form and sub stance identical to Exhibit "A" attached to this Option Agreement stating the number of shares of Common Stock then being purchased (the "Purchased Shares"); and

                  (b) payment of the Exercise Price of the Purchased Shares, either in cash, by check, by cancellation of any indebtedness of the Company to Executive for accrued and unpaid salary or, with the consent of the Committee, by transfer to the Company of issued and outstanding shares of Common Stock, or by any combination of the above methods of payment. If payment is made, in whole or in part, by transfer to the Company of issued and outstanding shares of Common Stock, the value of such shares shall be determined as follows: (i) if the Stock is listed on an exchange or exchanges, or admitted for trading in a market system which provides last sale data under Rule 11Aa3-1 of the General Rules and Regulations of the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended (a "Market System"), the last reported sales price per share on the last business day prior to such date on the principal exchange on which it is traded, or in such a Market System, as applicable, or if no sale was made on such day on such principal exchange or in such a Market System, as applicable, the last reported sales price per share on the most recent day prior to such date on which a sale was reported on such exchange or such Market System, as applicable; or (ii) if the Common Stock is not then traded on an exchange or in such a Market System, the average of the closing bid and asked prices per share for the Common Stock in the over-the-counter market as quoted on NASDAQ on the day prior to such date; or
(iii) if the Common Stock is not listed on an exchange or quoted on NASDAQ, an amount determined in good faith by the Committee.

                  Following receipt of the notice and payment re ferred to above, the Company shall issue and deliver to Executive a stock certificate or stock certificates evidencing the Pur chased Shares; provided, however, that the Company shall not be obligated to issue a fraction or fractions of a share of its Common Stock, and may pay to Executive, in cash or by check, the fair market value of any fraction or fractions of a share exercised by Executive, which fair market value shall be determined as set forth in the preceding paragraph.



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         5.       TERMINATION OF EMPLOYMENT.

                  (a) If Executive shall cease to be in the employ of the Company, any present or future corporation which would be a "subsidiary corporation" ("Subsidiary") as that term is defined in Section 424 of the Internal Revenue Code of 1986, as amended from time to time, or any successor thereto (the "Code"), or any present or future corporation which would be a "parent corporation" as that term is defined in Section 424 of the Code ("Parent"), as a result of his voluntary resignation or his termination for Cause pursuant to Section 6 (a) of the Employment Agreement, subject to the proviso in Paragraph 3(a), Executive shall have the right to exercise the Option at any time within twelve months after the date Executive ceased to be employed by the Company, and prior to the date of termination of the Option under Paragraph 2 of this Option Agreement with respect to all shares with respect to which the Option was exercisable at the date Executive's employment terminated as to which the Option had not previously been exercised (without regard to the proviso in Paragraph 3(a)); and to the extent unexercised at the end of this period, the Option shall terminate.

                  (b) If Executive shall cease to be in the employ of the Company, any Subsidiary or any Parent, as a result of his death as provided in
Section 6(b)(i) of the Employment Agreement, (i) the Option shall become exercisable at the date of death with respect to a percentage of the Shares (if any) for which the Option is scheduled to become exercisable on the next scheduled Vesting Date provided in the Exercise Schedule in the Certificate (without regard to the proviso in Paragraph 3(a)), which percentage shall be determined by dividing the number of days which have elapsed since the last such scheduled vesting date by the number 365 and multiplying the result by 89.5, and
(ii) subject to the proviso in Paragraph 3(a), Executive's estate shall have the right to exercise the Option at any time within twelve months after the date of Executive's death, and prior to the date of termination of the Option under Paragraph 2 of this Option Agreement with respect to all Shares with respect to which the Option was exercisable at the date of Executive's death (including the Shares with respect to which the Option becomes exercisable pursuant to the provisions of clause (i) above) without regard to the proviso in Paragraph 3(a); and to the extent unexercised at the end of this period, the Option shall terminate.

                  (c) If Executive shall cease to be in the employ of the Company, any Subsidiary or any Parent as a result of his Disability pursuant to
Section 6(b)(ii) of the Employment Agreement, subject to the proviso in Paragraph 3(a), Executive shall have the right to exercise the Option at any time within twelve months after the date Executive ceased to be employed by the Company, and prior to the date of termination of the Option under Paragraph 2 of this Option Agreement with respect to all Shares with respect to which the Option was exercisable at the date Executive's employment terminated as to which the Option had not previously been exercised (without regard to the proviso in Paragraph 3(a)); and to the extent unexercised at the end of this period, the Option shall terminate.

                           (d)      If Executive shall cease to be in the employ
of the Company, any Subsidiary or any Parent as a result of a Severance Termination pursuant to Section 6(b)(iii) of

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the Employment Agreement, (i) the Option shall become exercisable at the date
Employee shall cease to be so employed with respect to all of the Shares (if any) for which the Option is scheduled to become exercisable on the next scheduled Vesting Date provided in the Exercise Schedule in the Certificate (without regard to the proviso in Paragraph 3(a)), and (ii) subject to the proviso in Paragraph 3(a), Executive shall have the right to exercise the Option at any time within twelve months after the date of Executive's termination, and prior to the date of termination of the Option under Paragraph 2 of this Option Agreement with respect to all shares with respect to which the Option was exercisable at the date of Executive's termination (including the Options which become exercisable pursuant to the provisions of clause (i) above) without regard to the proviso in Paragraph 3(a); and to the extent unexercised at the end of this period, the Option shall terminate.

                  (e) If Executive shall cease to be in the employ of the Company, any Subsidiary or any Parent as a result of his election to terminate the Employment Agreement pursuant to section 6(c)(ii) thereof as a result of a Change in Control effected to an Adverse Person (as provided in Section 6(c)(ii)(A) of the Employment Agreement, (i) the Option shall become exercisable at the date of termination with respect to all of the Shares (if any) for which the Option is not exercisable at the date Executive ceases to be so employed, and (ii) subject to the proviso in Paragraph 3(a), Executive shall have the right to exercise the Option at any time prior to the date of termination of the Option under Paragraph 2 of this Option Agreement with respect to all shares with respect to which the Option was exercisable at the date of Executive's termination (including the Options which become exercisable pursuant to the provisions of clause (i) above) without regard to the proviso in Paragraph 3(a); and to the extent unexercised at the end of this period, the Option shall terminate.

                  (f) If Executive shall cease to be in the employ of the Company, any Subsidiary or any Parent as a result of his election to terminate the Employment Agreement pursuant to Section 6(c)(ii) thereof as a result of a Change in Control effected to a person other than an Adverse Person (as provided in Section 6(c)(ii)(B) of the Employment Agreement) (i) the Option shall become exercisable at the date Executive shall cease to be so employed with respect to all of the Shares (if any) for which the Option is scheduled to become exercisable on the next scheduled Vesting Date provided in the Exercise Schedule in the Certificate (without regard to the proviso in Paragraph 3(a)), and (ii) subject to the proviso in Paragraph 3(a), Executive shall have the right to exercise the Option at any time prior to the date of termination of the Option under Paragraph 2 of this Option Agreement with respect to all shares with respect to which the Option was exercisable at the date of Executive's termination (including the Options which become exercisable pursuant to the provisions of clause (i) above) without regard to the proviso in Paragraph 3(a); and to the extent unexercised at the end of this period, the Option shall terminate.

         6.       RESTRICTIONS ON PURCHASED SHARES.

                  None of the Purchased Shares shall be transferred (with or without consideration), sold, offered for sale, assigned, pledged, hypothecated or otherwise disposed

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of (each a "Transfer") and the Company shall not be required to register any such Transfer and the Company may instruct its transfer agent not to register any such Transfer, unless and until all of the following events shall have occurred:

                  (a) the Purchased Shares are Transferred pursuant to and in conformity with (i) (x) an effective registration statement filed with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended (the "Act"), or (y) an exemption from registration under the Act, and (ii) the securities laws of any state of the United States; and

                  (b) Executive has, prior to the Transfer of such Purchased Shares, and if requested by the Company, provided all relevant information to Company's counsel so that upon Company's request, Company's counsel is able to, and actually prepares and delivers to the Company a written opinion that the proposed Transfer (i) (x) is pursuant to a registration statement which has been filed with the Commission and is then effective, or (y) is exempt from registration under the Act as then in effect, and the Rules and Regulations of the Commission thereunder, and (ii) is either qualified or registered under any applicable state securities laws, or exempt from such qualification or registration. The Company shall bear all reasonable costs of preparing such opinion.

                  Any attempted Transfer which is not in full compliance with this Paragraph 6 shall be null and void ab initio, and of no force or effect.

         7.       ADJUSTMENTS UPON RECAPITALIZATION.

                  Subject to any required action by the stockholders of the
Company:

                  a) If the outstanding shares of the Common Stock shall be subdivided into a greater number of shares of the Common Stock, or a dividend in shares of Common Stock or other securities of the Company convertible into or exchangeable for shares of the Common Stock (in which latter event the number of shares of Common Stock issuable upon the conversion or exchange of such securities shall be deemed to have been distributed) shall be paid in respect of the shares of Common Stock, the Exercise Price in effect immediately prior to such subdivision or at the record date of such dividend shall, simultaneously with the effectiveness of such subdivision or immediately after the record date of such dividend, be proportionately reduced, and conversely, if the outstanding shares of Common Stock shall be combined into a smaller number of shares of Common Stock, the Exercise Price in effect immediately prior to such combination shall, simultaneously with the effectiveness of such combination, be proportionately increased.

                  b) When any adjustment is required to be made in the Exercise Price, the number of Shares purchasable upon the exercise of the Option shall be adjusted to that number of Shares determined by (i) multiplying an amount equal to the number of Shares purchasable on the exercise of the Option immediately prior to such adjustment by the

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Exercise Price in effect imme diately prior to such adjustment, and then (ii)
dividing that product by the Exercise Price in effect immediately after such adjustment.

                  c) To the extent that the foregoing adjustments relate to stock or securities of the Company, such adjustments shall be made by the Committee, and its determination shall be final, binding and conclusive.

                  (d) The provisions of this Paragraph 7 are in tended to be exclusive, and Executive shall have no other rights upon the occurrence of any of the events described in this Para graph 7.

                  (e) The grant of the Option shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes in its capital or business structure, or to merge, consolidate, dissolve or liqui date, or to sell or transfer all or any part of its business or assets.

         8.       INVESTMENT INTENT.

                  Executive represents and agrees that if he or she exercises the Option in whole or in part and if at the time of such exercise the Purchased Shares have not been registered under the Act, he or she will acquire the Shares upon such exercise for the purpose of investment and not with a view to the distribution of such Shares, and that upon each exercise of the Option he or she will furnish to the Company a written statement to such effect.

         9.       LEGEND ON STOCK CERTIFICATES.

                  Executive agrees that all certificates representing the Purchased Shares will be subject to such stop transfer orders and other restrictions (if any) as the Company may deem advisable under the rules, regulations and other requirements of the Commission, any stock exchange upon which the Common Stock is then listed and any applicable federal or state securities laws, and the Company may cause a legend or legends to be put on such certificates to make appropriate reference to such restrictions.

         10.      NO RIGHTS AS SHAREHOLDER.

                  Executive shall have no rights as a stockholder with respect to the Shares until the date of the issuance to Executive of a stock certificate or stock certificates evidencing such Shares. Except as may be provided in Paragraph 7 of this Option Agreement, no adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights for which the record date is prior to the date such stock certificate is issued.



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         11.      MODIFICATION.

                  The Board (or a committee thereof) may modify, extend or renew the Option or accept the surrender of, and authorize the grant of a new option in substitution for, the Option (to the extent not previously exercised).

         12.      WITHHOLDING.

                  (a) The Company shall be entitled to require as a condition of delivery of any Purchased Shares upon exercise of any Option that the Executive agree to remit, at the time of such delivery or at such later date as the Company may determine, an amount sufficient to satisfy all federal, state and local withholding tax requirements relating thereto, and Executive agrees to take such other action required by the Company to satisfy such withholding requirements.

                  (b) With the consent of the Committee, and in accordance with any rules and procedures from time to time adopted by the Committee, Executive may elect to satisfy his or her obligations under Paragraph 12(a) above by (i) directing the Company to withhold a portion of the Shares otherwise deliverable (or to tender back to the Company a portion of the Shares issued where the Executive (a "Section 16(b) Recipient") is required to report the ownership of the Shares pursuant to Section 16(a) of the Securities Exchange Act of 1934, as amended, and has not made an election under Section 83(b) of the Code (a "Withholding Right")); or (ii) tendering other shares of the Common Stock of the Company which are already owned by Executive which in all cases have a fair market value (as determined in accordance with the provisions of Paragraph 4(b) hereof) on the date as of which the amount of tax to be withheld is determined (the "Tax Date") equal to the amount of taxes to be paid by such method.

                  (c) To exercise a Withholding Right, the Executive must follow the election procedures set forth below, together with such additional procedures and conditions set forth in this Option Agreement or otherwise adopted by the Committee:

                       (i) the Executive must deliver to the Company his or her written notice of election (the "Election") and specify whether all or a stated percentage of the applicable taxes will be paid in accordance with Paragraph 12(b) above and whether the amount so paid shall be made in accordance with the "flat" withholding rates for supplemental wages or as determined in accordance with Executive's form W-4 (or comparable state or local form);

                       (ii) unless disapproved by the Committee as provided in Subsection (iii) below, the Election once made will be irrevocable; and



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                           (iii) no Election is valid unless the Committee has
the right and power, in its sole discretion, with or without cause or reason therefor, to consent to the Election, to refuse to consent to the Election, or to disapprove the Election; and if the Committee has not consented to the Election on or prior to the Tax Date, the Election will be deemed approved.

                           (iv) If the Executive on the date of delivery of the
Election to the Company is a Section 16(b) Recipient, the following additional provisions will apply:

                                    (A) the Election cannot be made during the
six calendar month period commencing with the date of grant of the Withholding Right (even if the Option to which such Withholding Right relates has been granted prior to such date); and

                                    (B) the Election (and the exercise of the
related Option) must be made either during the period beginning on the third business day following the date of release for publication of the quarterly or annual summary statements of sales and earnings of the Company and ending on the 12th business day following such date or at least six calendar months or more prior to the Tax Date.

         13.      CHARACTER OF OPTION.

                  The Option is not intended to qualify as an "incentive stock option" as that term is defined in Section 422 of the Code.

         14.      GENERAL PROVISIONS.

                  (a) FURTHER ASSURANCES. Executive shall promptly take all actions and execute all documents requested by the Company which the Company deems to be reasonably necessary to effectuate the terms and intent of this Option Agreement.

                  (b) NOTICES. All notices, requests, demands and other communications under this Option Agreement shall be in writing and shall be given to the parties hereto as follows:

                           (i)      If to the Company, to:

                                    Aames Financial Corporation
                                    3731 Wilshire Boulevard, 10th Floor
                                    Los Angeles, California  90010

                           (ii) If to Executive, to the address set forth in the records of the Company,

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

or at such other address or addresses as may have been furnished by such party in writing to the other party hereto. Any such notice, request, demand or other communication shall be effective (i) if given by mail, 72 hours after such communication is deposited in the mail by first-class certified mail, return receipt requested, postage prepaid, addressed as aforesaid, or (ii) if given by any other means, when delivered at the address specified in this subparagraph
(b).

                  (c) TRANSFER OF RIGHTS UNDER THIS OPTION AGREEMENT. The Company may at any time transfer and assign its rights and delegate its obligations under this Option Agreement to any other person, corporation, firm or entity, including its officers, directors and stockholders, with or without consideration.

                  (d) OPTION TRANSFERABLE. Executive may not sell, transfer, assign or otherwise dispose of the Option except (i) by will or the laws of descent and distribution, and (ii) without payment of consideration, to immediate family members of the Option Holder or to trusts or partnerships for such family members or persons who, at the time of such transfer, are current or former officers of the Company, any Subsidiary or any Parent. (All persons or entities described in clause (ii) are hereinafter referred to as "Permitted Transferees"). All Permitted Transferees are subject to the same terms as the Option Holder, including the proviso set forth in Paragraph 3(a) and the provisions of this Paragraph 14(d). Stock Options may be exercised, during the lifetime of the Option Holder only by the Option Holder, by his or her guardian or legal representative or by a Permitted Transferee.

                  (e) SUCCESSORS AND ASSIGNS. Except to the extent specifically limited by the terms and provisions of this Option Agreement, this Option Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors, assigns, heirs and personal representatives.

                  (f) GOVERNING LAW. THIS OPTION AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA APPLICABLE TO CONTRACTS MADE IN, AND TO BE PERFORMED WITHIN, THAT STATE.

                  (g) MISCELLANEOUS. Titles and captions contained in this Option Agreement are inserted for convenience of reference only and do not constitute a part of this Option Agreement for any other purpose. Except as specifically provided herein, neither this Option Agreement nor any right pursuant hereto or interest herein shall be assignable by any of the parties hereto without the prior written consent of the other party hereto.

         The Signature Page to this Option Agreement consists of the last page of the Certificate.


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


                                   Exhibit "A"

                               NOTICE OF EXERCISE

                 (To be signed only upon exercise of the Option)

TO:  Aames Financial Corporation


         The undersigned, the holder of the enclosed Stock Option Agreement (Non-Qualified Stock Option), hereby irrevocably elects to exercise the purchase rights represented by the Option and to purchase thereunder _________ * shares of Common Stock of Aames Financial Corporation (the "Company"), and herewith encloses payment of $_______ and/or _________ shares of the Company's Common Stock in full payment of the purchase price of such shares being purchased.

Dated:  _______________



                                            ______________________________
                                            (Signature must conform in all
                                             respects to name of holder as
                                             specified on the face of the
                                             Option)

                                            ______________________________
                                            (Please Print Name)

                                            ______________________________
                                            (Address)

         * Insert here the number of shares called for on the face of the Option (or, in the case of a partial exercise, the number of shares being exercised), in either case without making any adjustment for additional Common Stock of the Company, other securities or property which, pursuant to the adjustment provisions of the Option, may be deliverable upon exercise.


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